EXHIBIT 10.30

MEMBERSHIP INTEREST

 PURCHASE AGREEMENT

(MUSIC1)

BETWEEN

ENERFUND, LLC

AND

NET ELEMENT, INC.

   DATED AS OF FEBRUARY 1, 2011

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 1ST day of February, 2011, by and among ENERFUND, LLC, a limited liability company organized and existing under the laws of Florida (the “Seller”), and NET ELEMENT, INC., a corporation organized and existing under the laws of Delaware (the “Purachaser”).

RECITALS

WHEREAS, Music1, LLC (“Music1”) is a wholly-owned subsidiary of the Seller which in turn purchased 97% of the outstanding membership units of A&R Music Live, LLC, a Georgia limited liability company having its place of business at 2280 Wren Road SE, Conyers, Georgia (“A&R Live”) and the Internet domain names www.arlive.com and www.music1.com (the “Domains”) pursuant to the terms of that certain Membership Interest Purchase Agreement dated as of October 21, 2010 between Music1 and Stephen Strother, a copy of which is attached hereto as Exhibit A (the “MIPA”); and

WHEREAS, the Purchaser desires to purchase the Seller’s interest in Music1, and the Seller desires to sell all of its interest in Music1 (the “Interest”) pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and of the premises, mutual covenants, mutual representations, warranties, covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that:

ARTICLE I
PURCHASE OF INTERESTS

1.1.           Purchase and Sale of Interests.  Upon the terms and subject to the conditions of this Agreement, as of the Effective Date (the “Closing Date”), the Purchaser shall purchase the Interest for the Purchase Price (as defined below) (the “Interest Purchase”).

1.2.           Purchase Price.  In consideration for the sale of the Interest subject to the conditions contained herein, the Purchaser shall purchase the Interest from the Seller for Fifteen Thousand U.S. Dollars (US$15,000) (the “Purchase Price”). In addition, the Purchaser agrees to fulfill the obligations of Music1 pursuant to the MIPA, and Seller hereby assigns to Purchaser, and Purchaser hereby accepts such assignment, of all of Seller’s rights, title and interest in and obligations under the MIPA and the Employment Agreement (as defined in the MIPA).

1.3.           Closing.

(a)           The sale and purchase of the Interests and the Domains shall occur simultaneously with the signing and effective delivery of this Agreement.

(b)           Prior to the Closing, parties have delivered to each other the documents required to be delivered pursuant to Article IV of this Agreement.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the representations and warranties made by it in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article II), except as set forth in the Disclosure Schedules delivered by the Seller to the Purchaser prior to the Closing.

2.1.           Authority. The Seller is an individual with the requisite capacity, power and authority:  (a) to own and use the properties owned and used by it and (b) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

2.2.           Due Formation.Music1 is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and Music1 has the corporate power and authority and all necessary governmental approvals to own its properties and assets and to carry on its business as it is now being conducted and are duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as provided in Schedule 2.2 hereto, there are no other Persons in which Music1 owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

2.3.           Capitalization.   The Seller owns 100% of the issued and outstanding interests in Music1, and there are no other interests, or options, warrants, calls, preemptive rights, subscriptions or other rights, to acquire interests, in Music1 and there are no outstanding contractual obligations of Music1 to repurchase, redeem or otherwise acquire any membership interests of Music1 or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All the outstanding units of membership interest of Music1 are duly authorized validly issued, fully paid and non-assessable and free of preemptive rights.

2.4.           No Undisclosed Liabilities. Other than the obligations in the MIPA, Music1 has no liabilities or obligations of any nature other than for incidental current expenses incurred in the normal course of business such as salaries, equipment, maintenance, etc., whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation.

2.5.           No Violation of Law.  To the Knowledge of the Seller, the businesses of Music1 are not being conducted in violation of any applicable Law.

2.6.           Litigation; Proceedings. (a) there are no actions, suits, claims (including worker’s compensation claims), litigation or other governmental or judicial proceedings or investigations or arbitrations against Music1 or any of its properties, assets or business, or any of Music1’s current or former directors or officers or any other Person whom Music1 has agreed to indemnify; (b) as of the date hereof, there are no actions, suits or proceedings pending or threatened, against the Seller or Music1 relating to the transactions contemplated by the Transaction Agreements; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against the Seller or Music1, any of its properties, assets or businesses, or any of Music1’s current or former directors or officers or any other Person whom Music1 has agreed to indemnify.

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2.7.           Title to Assets.  The Seller and Music1 own and have valid title to its other tangible assets and properties which they purport to own, free and clear of any and all Liens, except for Permitted Liens.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the representations and warranties made by it in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article III).

3.1.           Organization and Qualifications.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business conducted or property owned by each makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

3.2.           Authorization.  The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and no further action is required by the Purchaser.  This Agreement has been duly executed by the Purchaser and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law.  The Purchaser is not in violation of any of the provisions of its Certificate or Articles of Incorporation, bylaws or other organizational documents.

3.3.           Brokers, Finders or Financial Advisors.  No broker, investment broker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Purchaser in connection with the transactions contemplated by this Agreement.

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ARTICLE IV
DELIVERABLES

4.1.           Certificates and Documents of the Seller. The Seller shall have delivered at or prior to the Closing the following:

(i)           A copy of Music1’s Certificate of Formation, with all amendments to date, certified by the Secretary of State, together with a copy of the Operating Agreement of Music1 certified by its secretary within three (3) business days of the Effective Date;

(ii)           possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Seller or any Affiliate of the Seller pertaining to Music1 (collectively, the “Records”); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of his obligations herein;

(iii)           resolutions of Music1 or the Seller, or both as the requisite circumstance and Law requires, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by a duly authorized officer of Music1 within three (3) days of the Effective Date;

(iv)           the stock book, stock ledger, minute books and corporate seal of Music1;

(v)           such other documents relating to the transactions contemplated in this Agreement as the Purchaser may reasonably request.

4.2.           Certificates and Documents of the Purchaser.  The Purchaser shall have delivered at or prior to the Closing the following:

(i)           resolutions of the Board of Directors of the Purchaser, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the secretary of the Purchaser as of the Closing Date;

(ii)           such other documents relating to the transactions contemplated in this Agreement as the Seller may reasonably request;

(iii)           The payment set forth in 1.2; and

ARTICLE V
OTHER AGREEMENTS

5.1.           Confidentiality.    Each of the parties hereto shall, and shall cause their respective principals, officers, directors, shareholders, employees, agents, counsel, auditors, and other personnel and authorized representatives to, hold in strict confidence, and not divulge or disclose, any confidential information of any kind concerning (i) the other parties and their respective principals, officers, directors, shareholders, employees, agents, counsel, auditors and other personnel and authorized representatives; (ii) the business or operations of any party to this Agreement; or (iii) this Agreement, the transactions contemplated hereby, or any negotiations or discussions between or among the parties hereto in connection with any of the foregoing, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process as may be required by applicable law or as otherwise contemplated herein. Notwithstanding anything contained herein to the contrary, the confidentiality obligations of the parties hereto contained in this Section 6.1 shall survive the Closing.

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5.2.           Expenses.   Except as otherwise expressly provided herein, each party hereto will pay its own expenses incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby, whether or not consummated.

ARTICLE VI
SURVIVAL AND INDEMNIFICATION

6.1.           Survival of Representations and Warranties.  The representations and warranties contained in Articles III and IV hereof shall survive the Effective Date for a period of twelve (12) months, after which all such representations and warranties shall terminate and be of no further force or effect.

6.2.           Indemnification. Other than as otherwise provided in the MIPA, neither the Purchaser or the Seller shall have an obligation to indemnify the other for any losses arising from this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement that cannot be resolved and which is the result of a breach or termination of this Agreement shall be resolved, as follows:

(a)           The dispute or controversy will be settled finally and exclusively by binding arbitration in accordance with and through the Commercial  Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) in effect on the date of this Agreement.

(b)           The place of the arbitration shall be Miami, Florida, United States of America. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in the same manner as provided under the notice provisions of this Agreement. Witnesses residing outside of the State of Florida may testify telephonically.

(c)           The language to be used in the arbitration shall be English.

(d)           The arbitration shall be conducted by one arbitrator.  Upon request, the AAA will produce a list of 10 potential arbitrators familiar with international commercial legal issues.  The parties will attempt to agree on one arbitrator. Failing to agree, the AAA shall appoint an arbitrator pursuant to the Rules.

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(e)           Judgment upon the written award rendered by the arbitrator may be entered in any court or record of competent jurisdiction in any country, or application may be made to such court of judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow.

(f)           The cost of the arbitration proceedings shall be determined under the respective rules for cost of arbitration of the AAA in effect at the time of the request for arbitrations.   All expenses of the arbitration, including reasonable attorney’s fees, shall be borne by the losing party to the arbitration or, as the case may be, shall be prorated to properly reflect any partial prevailing or losing of the parties to the arbitration, as determined by the arbitrators in the written award.

(g)           The panel of arbitrators specifically shall have the power to grant equitable relief upon request of either party.

7.2.           Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Exhibits and Schedules hereto.

7.3.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt.  The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

If to the Seller:

Enerfund, LLC
1450 South Miami Avenue
Miami, FL 33130
Attn: Mike Zoi, Managing Member
Email: mzoi@enerfund.com

If to the Purchaser:

Net Element, Inc.
1450 South Miami Avenue
Miami, FL 33130
Attn:  Mike Zoi, President
Email: mzoi@netelement.com

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With a copy to:

Curtis Wolfe
1450 South Miami Avenue
Miami, FL 33130
Email: cw@netelement.com

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4.           Amendments; Waivers.No provision of this Agreement may be amended except by a written instrument signed by the Purchaser and the Seller.   No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.5.           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the Seller.

7.7.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

7.9.           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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7.10.                      Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11.                      Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.  The disclosure of any matter in any portion of the Disclosure Schedules hereto shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be likely to be pertinent, but shall expressly not be deemed to constitute an admission by the Seller or the Purchaser, as the case may be, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

ARTICLE VIII
DEFINITIONS

8.1.           When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

(a)           Affiliate.  “Affiliate” shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

(b)           Agreement.  “Agreement” shall mean this Membership Interest Purchase Agreement, together with the Exhibits attached hereto and the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

(c)           Disclosure Schedule.  “Disclosure Schedule” shall mean the Disclosure Schedule delivered by the Seller to Music1 pursuant to Section 2.2 of this Agreement.

(d)           Effective Date.  “Effective Date” shall mean the date on which the parties hereto have signed and delivered this Agreement.

(e)           Governmental Entity.  “Governmental Entity” shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency.

(f)           Indebtedness.  “Indebtedness” shall mean all liabilities or obligations of Music1, whether primary or secondary or absolute or contingent, in excess of $10,000 as to any single item: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of Music1.

(g)           Knowledge.  “Knowledge” shall mean actual knowledge without independent investigation of any officer or manager of the respective company who should, based on his or her responsibilities, reasonably be expected to have such knowledge.

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(h)           Law.  “Law” shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any environmental laws.

(i)           Lien.  “Lien” shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

(j)           Loss.  “Loss” shall mean any and all damages (including incidental and consequential damages), assessments, fines, penalties, deficiencies, losses, judgments, amounts paid in settlement or diminution in value, costs and expenses (including, without limitation, interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand).

(k)           Material Adverse Effect.  “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), results of operations, assets, liabilities, prospects, liquidity or properties of Music1.

(l)           Permitted Liens.  “Permitted Liens” shall mean those of the Existing Liens that do not materially detract from the value of the property or assets of Music1 taken as a whole subject thereto and do not materially impair the business or operations of Music1.

(m)           Person.  “Person” shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

(n)           Subsidiary.  “Subsidiary” shall mean any corporation, at least a majority of the outstanding capital stock of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

(o)           “Transaction Agreements” shall mean this Agreement, the Employment Agreement, and any other agreements contemplated in this Agreement.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

PURCHASER:

NET ELEMENT, INC.

By:  /s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

SELLER:

ENERFUND, LLC

By:  /s/ Mike Zoi
Name: Mike Zoi
Title: Managing Member

Exhibit A

MEMBERSHIP INTEREST

 PURCHASE AGREEMENT

BETWEEN

MUSIC1, LLC

AND

STEPHEN STROTHER

   DATED AS OF OCTOBER 21, 2010

Execution Copy

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 21st day of October, 2010, by and among MUSIC1, LLC, a corporation organized and existing under the laws of Florida (the “Purchaser” or “MUSIC1”), and STEPHEN STROTHER, an individual who is resident in the State of Georgia (the “Seller”).

RECITALS

WHEREAS, the Seller owns all units of A&R Music Live, LLC, a Georgia limited liability company having its place of business at 2280 Wren Road SE, Conyers, Georgia (“A&R Music Live”) and the Internet domain names www.arlive.com and www.music1.com (the “Domains”);

WHEREAS, the Purchaser, a wholly-owned subsidiary of Enerfund, LLC (“Enerfund”) desires to purchase (i) 97% of the Seller’s membership interests in A&R Music Live (the “Interest”) and (ii) the Domains, and the Seller desires to sell 97% of his membership interests in A&R Music Live and the Domains to the Purchaser pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and of the premises, mutual covenants, mutual representations, warranties, covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that:

ARTICLE I
PURCHASE OF INTERESTS

1.1.        Purchase and Sale of Interests.  Upon the terms and subject to the conditions of this Agreement, as of the Effective Date (the “Closing Date”), the Purchaser shall purchase the Interest and the Domains for the Purchase Price (as defined below) (the “Interest Purchase”).

1.2.        Purchase Price.  In consideration for the sale of the Interests and in reliance on the representations and warranties, covenants and agreements of the Seller contained herein and the documents contemplated hereby, and subject to the conditions contained herein, the Purchaser shall purchase the Interests from the Seller for Fifteen Thousand U.S. Dollars (US$15,000) (the “Purchase Price”). The Seller shall retain three percent (3%) of the equity.

1.3.        Closing.

(a)         The sale and purchase of the Interests and the Domains shall occur simultaneously with the signing and effective delivery of this Agreement.

(b)         Prior to the Closing, parties have delivered to each other the documents required to be delivered pursuant to Article V of this Agreement.

Execution Copy

ARTICLE II
OTHER COVENANTS

2.1.        Disclosure Schedules.  Prior to the Closing Date, the Seller shall deliver to Music1 disclosure schedules (the “Disclosure Schedules”) signed by the Seller stating that the Disclosure Schedules were delivered pursuant to this Agreement and are the Disclosure Schedules referred to in this Agreement.  The Disclosure Schedules will be deemed to constitute an integral part of this Agreement and to modify, as specified, the representations, warranties, covenants or agreements of the Seller contained in this Agreement.

2.2.        Officer Position and Employment Agreement.  As of the Closing Date, the Seller shall become the President of Music1 reporting to the Board of Directors.  Effective on the Closing Date, the Seller and Music1 shall enter into an employment agreement in the form attached hereto as Exhibit A (the “Employment Agreement”).  The Seller shall report to the Chairman or Chief Executive Officer of Music1 as appointed by Enerfund.  During the term of the Employment Agreement, the Seller shall be elected to the Board of Directors of Music1.

2.3.        Audit.  The Purchaser will engage independent auditors to conduct an audit of the books and records of A&R Music Live as part of its due diligence at the Purchaser’s expense.  The Seller has an ongoing obligation to cooperate with this audit by providing the requested documents and documentation and to facilitate its timely completion.

2.4.        Investment.  The Purchaser shall invest, or bring one or more investors, in and for the business of Music1 in the minimum amount of $500,000 (the “Investment Amount”) before the end of December 2012 (the “Investment End Date); provided, however, that salaries to executives such as the Seller or others directly working for Music1, as well as other expenses paid by Music1, LLC or its assigns directly related to Music1’s operations shall contribute to the aggregate of the Investment Amount.

2.5.        Operations/Merger.  A&R Music Live and Music1’s businesses will be operated under the Music1 entity with A&R Music Live owning the Domains. The Purchaser may, in its sole discretion after the investment of the Investment Amount, merge the business and operations of A&R Music Live with and into the Purchaser, with the Purchaser surviving the merger and continuing the business.

2.6.        Board of Directors.  Music1 shall be managed by a Board of Directors.  During the term of the employment agreement, the Seller shall have a seat on the Board of Directors.

2.7.        Quick Demo Review.  The Seller has developed functionality that operates with A&R Music Live’s functionality, known as “Quick Demo Review”.  The Seller shall grant a license to Music1 or A&R Music Live to use Quick Demo Review royalty free for the term of the Seller’s employment with A&R Music Live or Music1. The Seller also has developed an online video series known as “Around the Block.”  The Seller will retain all rights to the “Around the Block” series where he will promote, without the need for any additional license from Music1, both A&R Music Live and Music1 without royalty or payment other than as otherwise expressly set forth herein.

Execution Copy

2.8.        Atlanta Office.  The Purchaser shall open an office in Atlanta, Georgia.  The Seller will work from the Atlanta Office, unless business requires that he otherwise travel.  The Seller will be permitted to hire a program manager for the A&R Music Live business to work virtually at a starting salary of $34,000 annually; provided that the Board of Directors will evaluate the effectiveness of this working relationship after 60 days and may require the position to be filled by someone in the Atlanta or Miami office, in its sole discretion. The Seller shall present to the Board of Directors any additional personnel hires and the Board of Directors shall make a determination of whether such personnel should be hired or such positions are necessary and in the best interest of the company at that time.

2.9.        Unwind.  In the event that the Purchaser fails to invest the Investment Amount resulting in a material harm to A&R Music Live/Music1’s business by the Investment End-Date or the Purchaser terminates without cause (or Seller terminates for “good reason”) Seller’s employment agreement prior to 18 months from the Effective Date, then the Seller shall have the right to repurchase A&R Music Live for the amount of $1.00.  Following the Seller’s exercise of its option to unwind this transaction, A&R Music Live and the Domains shall revert to the Seller along with the functionality of the A&R Music Live site.

2.10.      Public Announcements.  Following the Closing, the Seller shall not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Purchaser; provided, however, that: nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party’s counsel reasonably determines such action to be required by law, or the regulations of any government agency or the principal exchange, in which case the party making such determination will, to the greatest extent practicable in light of the circumstances, use best efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

2.11.      Non-Solicitation.  Neither party shall solicit the employees, agents, contractors, members, or customers of the other during the term of the Employment Agreement and for a period of one (1) year thereafter.

2.12.      Best Efforts.  Each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make the business of Music1F a commercial and financial success.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the representations and warranties made by it in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article II), except as set forth in the Disclosure Schedules delivered by the Seller to the Purchaser prior to the Closing.

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3.1.        Authority. The Seller is an individual with the requisite capacity, power and authority:  (a) to own and use the properties owned and used by it and (b) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.2.        Due Formation.  A&R Music Live is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and A&R Music Live has the corporate power and authority and all necessary governmental approvals to own its properties and assets and to carry on its business as it is now being conducted and are duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  The Seller has delivered or will deliver to Music1 copies of the certificates of registration and charter or other organizational documents of A&R Music Live (the “Organizational Documents”).  Such Organizational Documents are in all material respects complete and correct and in full force and effect, are the only documents governing the operation and authority of A&R Music Live, and A&R Music Live is not in violation of any of the provisions of the Organizational Documents.  Except as provided in Schedule 3.2 hereto, there are no other Persons in which A&R Music Live owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

3.3.        Capitalization.   The Seller owns 100% of the issued and outstanding interests in A&R Music Live, and there are no other interests, or options, warrants, calls, preemptive rights, subscriptions or other rights, to acquire interests, in A&R Music Live and there are no outstanding contractual obligations of A&R Music Live to repurchase, redeem or otherwise acquire any membership interests of A&R Music Live or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All the outstanding units of membership interest of A&R Music Live are duly authorized validly issued, fully paid and non-assessable and free of preemptive rights.

3.4.        No Violation or Conflict.  The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of A&R Music Live under, any provision of (i) the Organizational Documents, (ii) any loan or credit agreement, note, bond, mortgage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to A&R Music Live, or (iii) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Seller or A&R Music Live or any of its respective properties or assets.

3.5.        No Undisclosed Liabilities. A&R Music Live have no liabilities or obligations of any nature other than for incidental current expenses incurred in the normal course of business such as salaries, equipment, maintenance, etc., whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation.

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3.6.        No Violation of Law.  To the Knowledge of the Seller, the businesses of A&R Music Live are not being conducted in violation of any applicable Law.

3.7.        Litigation; Proceedings. (a) there are no actions, suits, claims (including worker’s compensation claims), litigation or other governmental or judicial proceedings or investigations or arbitrations against A&R Music Live or any of its properties, assets or business, or any of A&R Music Live’s current or former directors or officers or any other Person whom A&R Music Live has agreed to indemnify; (b) as of the date hereof, there are no actions, suits or proceedings pending or threatened, against the Seller or A&R Music Live relating to the transactions contemplated by the Transaction Agreements; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against the Seller or A&R Music Live, any of its properties, assets or businesses, or any of A&R Music Live’s current or former directors or officers or any other Person whom A&R Music Live has agreed to indemnify.

3.8.        Title to Assets.  The Seller and A&R Music Live own and have valid title to its other tangible assets and properties which they purport to own, free and clear of any and all Liens, except for Permitted Liens.

3.9.        Financial Statements.  As of the date the Seller delivers the Disclosure Schedules, the Seller will have delivered to Music1 the following financial statements for A&R Music Live: balance sheet and incomes statement as of December 31, 2009 (unaudited) (the “Financial Statements”).  The Financial Statements have been prepared in accordance with accounting principles consistently applied throughout the periods covered thereby and present fairly in all material respects, as of their respective dates, the financial condition and results of operations of A&R Music Live.

3.10.      Taxes.   Other than as disclosed on Schedule 3.10 hereto, A&R Music Live has filed all income tax returns (the “Tax Returns”) that it is required to file, and has paid all income taxes (the “Taxes”) shown thereon as owing.  The most recent financial statements contained in the Financial Statements reflect an adequate reserve for all Taxes payable by A&R Music Live for all taxable periods and portions thereof accrued through the date of such financial statements, except to the extent that any failures to reflect such reserves would not reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any Tax Returns of A&R Music Live and there is no tax audit of any Tax Return pending or currently in process.  There are no liens for Taxes upon any of the assets of A&R Music Live, except Liens for current Taxes not yet due and payable.

3.11.      Employees. Schedule 3.12 sets forth the names and titles of all current employees of each A&R Music Live.

3.12.      Brokers, Finders or Financial Advisors.    Neither the Seller, nor A&R Music Live, has employed any investment banker, broker, finder or intermediary (for the avoidance of doubt, expressly excluding attorneys or accountants) in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the representations and warranties made by it in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article IV).

4.1.        Organization and Qualifications.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business conducted or property owned by each makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

4.2.        Authorization.  The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and no further action is required by the Purchaser.  This Agreement has been duly executed by the Purchaser and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law.  The Purchaser is not in violation of any of the provisions of its Certificate or Articles of Incorporation, bylaws or other organizational documents.

4.3.        Brokers, Finders or Financial Advisors.  No broker, investment broker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Purchaser in connection with the transactions contemplated by this Agreement.

ARTICLE V
DELIVERABLES

5.1.        Certificates and Documents of the Seller. The Seller shall have delivered at or prior to the Closing the following:

(i)          A copy of A&R Music Live’s Certificate of Formation, with all amendments to date, certified by the Secretary of State, together with a copy of the Operating Agreement of A&R Music Live, certified by its secretary within three (3) business days of the Effective Date;

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(ii)         possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Seller or any Affiliate of the Seller pertaining to A&R Music Live (collectively, the “Records”); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of his obligations herein;

(iii)        resolutions of A&R Music Live or the Seller, or both as the requisite circumstance and Law requires, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by a duly authorized officer of A&R Music Live within three (3) days of the Effective Date;

(iv)        the stock book, stock ledger, minute books and corporate seal of A&R Music Live;

(v)         The Employment Agreement;

(vi)        The Amended and Restated Operating Agreement of A&R Music Live;

(vii)       such other documents relating to the transactions contemplated in this Agreement as the Purchaser may reasonably request.

5.2.        Certificates and Documents of the Purchaser.  The Purchaser shall have delivered at or prior to the Closing the following:

(i)          resolutions of the Board of Directors of the Purchaser, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the secretary of the Purchaser as of the Closing Date;

(ii)         the Employment Agreement;

(iii)        such other documents relating to the transactions contemplated in this Agreement as the Seller may reasonably request;

(iv)        The payment set forth in 1.2; and

(v)         The Amended and Restated Operating Agreement of Music1, LLC.

5.3.        Intervening Litigation.  If, prior to the Closing Date any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Governmental Entity shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of fifteen (15) days or longer, the Closing shall be adjourned at the option of either party for a period of thirty (30) days.  If at the end of such thirty (30) day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

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ARTICLE VI
OTHER AGREEMENTS

6.1.        Confidentiality.    Each of the parties hereto shall, and shall cause their respective principals, officers, directors, shareholders, employees, agents, counsel, auditors, and other personnel and authorized representatives to, hold in strict confidence, and not divulge or disclose, any confidential information of any kind concerning (i) the other parties and their respective principals, officers, directors, shareholders, employees, agents, counsel, auditors and other personnel and authorized representatives; (ii) the business or operations of any party to this Agreement; or (iii) this Agreement, the transactions contemplated hereby, or any negotiations or discussions between or among the parties hereto in connection with any of the foregoing, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process as may be required by applicable law or as otherwise contemplated herein. Notwithstanding anything contained herein to the contrary, the confidentiality obligations of the parties hereto contained in this Section 6.1 shall survive the Closing.

6.2.        Expenses.   Except as otherwise expressly provided herein, each party hereto will pay its own expenses incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby, whether or not consummated.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

7.1.        Survival of Representations and Warranties.  The representations and warranties contained in Articles III and IV hereof shall survive the Effective Date for a period of twelve (12) months, after which all such representations and warranties shall terminate and be of no further force or effect.

7.2.        Indemnification by the Seller.  For a period of twelve (12) months after the Effective Date, the Seller shall indemnify and hold harmless the Purchaser and its respective officers, directors, employees, agents, and shareholders (collectively, the “Purchaser Indemnified Parties”) against any Losses incurred or paid by any Purchaser Indemnified Party, as a result of (i) any breach or failure of any of the representations and warranties of the Seller contained in this Agreement or (ii) any breach of, or failure to perform, any agreement or covenant of the Seller contained in this Agreement; provided that (i) the Seller shall not be liable under this Section 8.2(a) unless the aggregate amount of Losses attributable to the events or facts (including a series of related events or facts) that resulted in such breach of representation, warranty covenant or agreement is $10,000 or more; and (ii) the Seller’s maximum liability under this Section 8.2(a) shall not exceed the amount due to be paid to the Seller in the Employment Agreement for the remaining term of the employment contemplated there.

7.3.        Indemnification by the Purchaser.  For a period of twelve (12) months after the Effective Date, the Purchaser shall indemnify and hold harmless the Seller against any Losses incurred or paid by the Seller, as a result of (i) any breach or failure of any of the representations and warranties of the Purchaser contained in this Agreement or (ii) any breach of, or failure to perform, any agreement or covenant of the Purchaser contained in this Agreement.

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7.4.        Procedure.  Promptly (but in no event more than 15 days) after receipt by a Purchaser Indemnified Party or the Seller (an “Indemnified Party”), as the case may require, of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7.4, notify in writing the indemnifying party of the commencement thereof.  In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such Indemnified Party.  Following notification to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 7.4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense therewith, other than reasonable costs of investigation.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action, within a reasonable time after notice of commencement of the action, with counsel reasonably satisfactory to the Indemnified Party; provided however, that the indemnifying party shall be required to pay for Indemnified Party’s counsel, if such Indemnified Party shall have reasonably concluded, on reliance of the written opinion of counsel experienced in such matters, that there may be defenses available to it or him which are different from or additional to those available to the indemnifying party (in which case indemnifying parties shall not have the right to direct the defense of action).  No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnified Party, which shall not be unreasonably withheld.  In the event that any Indemnified Party should have a direct claim against any indemnifying party hereunder that does not involve any third-party claim or claims asserted against the Indemnified Party, the Indemnified Party shall transmit to the indemnifying party a written notice describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party’s request for indemnification under this Article VII.  The parties agree that the sole and exclusive remedy which any party hereto shall have against any other party hereto under this Agreement shall be the right to proceed for compensation or indemnification in the manner and only to the extent provided in this Article VII.

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ARTICLE VIII
MISCELLANEOUS

8.1.        Arbitration.  Any controversy or claim arising out of or relating to this Agreement that cannot be resolved and which is the result of a breach or termination of this Agreement shall be resolved, as follows:

(a)         The dispute or controversy will be settled finally and exclusively by binding arbitration in accordance with and through the Commercial  Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) in effect on the date of this Agreement.

(b)         The place of the arbitration shall be Miami, Florida, United States of America. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in the same manner as provided under the notice provisions of this Agreement. Witnesses residing outside of the State of Florida may testify telephonically.

(c)         The language to be used in the arbitration shall be English.

(d)         The arbitration shall be conducted by one arbitrator.  Upon request, the AAA will produce a list of 10 potential arbitrators familiar with international commercial legal issues.  The parties will attempt to agree on one arbitrator. Failing to agree, the AAA shall appoint an arbitrator pursuant to the Rules.

(e)         Judgment upon the written award rendered by the arbitrator may be entered in any court or record of competent jurisdiction in any country, or application may be made to such court of judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow.

(f)          The cost of the arbitration proceedings shall be determined under the respective rules for cost of arbitration of the AAA in effect at the time of the request for arbitrations.   All expenses of the arbitration, including reasonable attorney’s fees, shall be borne by the losing party to the arbitration or, as the case may be, shall be prorated to properly reflect any partial prevailing or losing of the parties to the arbitration, as determined by the arbitrators in the written award.

(g)         The panel of arbitrators specifically shall have the power to grant equitable relief upon request of either party.
8.2.        Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Exhibits and Schedules hereto.

8.3.        Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt.  The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

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If to the Seller:

Stephen Strother
2280 Wren Road SE
Conyers, Georgia 30058
Email: ss@arlive.com

If to the Purchaser:

Music1, LLC
1450 South Miami Avenue
Miami, FL 33131
Attn:  Mike Zoi, President
Email: mzoi@Music1.com

With a copy to:

Curtis Wolfe
1450 South Miami Avenue
Miami, FL 33131
Email: cwolfe@Music1.com

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

8.4.        Amendments; Waivers.  No provision of this Agreement may be amended except by a written instrument signed by the Purchaser and the Seller.   No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.5.        Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the Seller.

8.7.        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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8.8.        Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

8.9.        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

8.10.      Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.11.      Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.  The disclosure of any matter in any portion of the Disclosure Schedules hereto shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be likely to be pertinent, but shall expressly not be deemed to constitute an admission by the Seller or the Purchaser, as the case may be, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

ARTICLE IX
DEFINITIONS

9.1.        When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

(a)         Affiliate.  “Affiliate” shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

(b)         Agreement.  “Agreement” shall mean this Membership Interest Purchase Agreement, together with the Exhibits attached hereto and the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

(c)         Control.  “Control” (including the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or by contract.

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(d)         Change of Control.  “Change of Control” shall mean (i) the merger or consolidation of the Purchaser with or into any other corporation or entity, or the merger or consolidation of any other corporation or entity into or with the Purchaser, which results in the Purchaser or those persons who are shareholders of the Purchaser as of the date hereof holding less than fifty percent (50%) in voting power of the outstanding capital stock of the surviving corporation; (ii) any sale or transfer in a single transaction or series of related transactions of all or substantially all of the Company’s assets as of the transaction date (or the date of the first transaction in a series of related transactions); (iii) a third Person or Persons (who is or are not the Seller or shareholders of the Purchaser as of the date hereof) becomes the beneficial owner (as such term is in the Securities Exchange Act of 1934, as amended) of shares of the Purchaser having more than fifty percent (50%) of the voting power of the outstanding capital stock of the Purchaser; or (iv) any transaction or series of related transactions in which a third Person or Persons (who is or are not the Seller or shareholders of the Purchaser as of the date hereof), appoints or elects a majority of the Board of Directors of the Company.

(e)         Disclosure Schedule.  “Disclosure Schedule” shall mean the Disclosure Schedule delivered by the Seller to Music1 pursuant to Section 2.2 of this Agreement.

(f)          Effective Date.  “Effective Date” shall mean the date on which the parties hereto have signed and delivered this Agreement.

(g)         Governmental Entity.  “Governmental Entity” shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency.

(h)         Indebtedness.  “Indebtedness” shall mean all liabilities or obligations of A&R Music Live, whether primary or secondary or absolute or contingent, in excess of $10,000 as to any single item: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of A&R Music Live.

(i)       Knowledge.  “Knowledge” shall mean actual knowledge without independent investigation of Stephen Strother or any officer or manager of the respective company who should, based on his or her responsibilities, reasonably be expected to have such knowledge.

(j)       Law.  “Law” shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any Environmental Laws.

(k)       Lien.  “Lien” shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

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(l)        Loss.  “Loss” shall mean any and all damages (including incidental and consequential damages), assessments, fines, penalties, deficiencies, losses, judgments, amounts paid in settlement or diminution in value, costs and expenses (including, without limitation, interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand).

(m)      Material Adverse Effect.  “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), results of operations, assets, liabilities, prospects, liquidity or properties of A&R Music Live or Music1 as applicable, each taken as a whole.

(n)      Permitted Liens.  “Permitted Liens” shall mean those of the Existing Liens that do not materially detract from the value of the property or assets of A&R Music Live taken as a whole subject thereto and do not materially impair the business or operations of A&R Music Live.

(o)      Person.  “Person” shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

(p)      Subsidiary.  “Subsidiary” shall mean any corporation, at least a majority of the outstanding capital stock of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

(q)       “Transaction Agreements” shall mean this Agreement, the Employment Agreement, and any other agreements contemplated in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

PURCHASER:

MUSIC1, LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Managing Member

SELLER:

/s/ Stephen Strother
Name:	Stephen Strother